PILGRIM'S PRIDE CORPORATION REPORTS EARNINGS AND NET SALES FOR 2005 FISCAL FOURTH QUARTER AND ANNUAL PERIODS

RESULTS AT TOP OF THE RANGE OF PREVIOUSLY ISSUED EARNINGS EXPECTATIONS

Gains in Annual Net Income, EPS and Operating Margins Driven by Higher Sales
and Improved Operating Efficiencies

PITTSBURG, Texas, Nov. 7, 2005 - Pilgrim's Pride Corporation (NYSE: PPC) today reported net income of $74.7 million, or $1.12 per share, for the fourth fiscal quarter ended October 1, 2005, an increase of $9.1 million, or $0.13 per share, when compared to the adjusted earnings described below of $65.6 million, or $0.99 per share, in the fourth fiscal quarter of 2004. The Company also reported net sales for the fourth quarter of 2005 of $1.483 billion, a slight decrease when compared with net sales of $1.486 billion for the same period last year.

For fiscal 2005, which ended October 1, 2005, the Company reported record net income of $265.0 million, or $3.98 per share. The Company reported record net sales for fiscal 2005 of $5.666 billion, an increase of $302.6 million when compared with $5.364 billion for fiscal 2004. Included in the net income for fiscal 2005 was a non-recurring gain of $7.5 million net of tax, or $0.11 per share, associated with a litigation settlement, and recoveries on prior year’s turkey restructuring charges of $3.3 million net of tax, or $0.05 per share, resulting in adjusted earnings for fiscal 2005 of $254.2 million, or $3.82 per share, an increase of $97.0 million, or $1.31 per share, when compared to the adjusted earnings described below of $157.2 million, or $2.51 per share, in the prior fiscal year.

“We are pleased to conclude and report our third consecutive year of record earnings and sales revenues. Our record performance in fiscal year 2005 reflects continued robust demand for our products, both in the United States and abroad, as well as favorable operating performance and feed ingredient costs,” said O.B. Goolsby, President and Chief Executive Officer of Pilgrim’s Pride. “Looking ahead to fiscal 2006, as always, we are committed to pursuing opportunities that will enable us to achieve sustainable growth and deliver value to our shareholders. We intend to build on our accomplishments over the past year by leveraging the dedication and hard work of our team members and our sound partner relationships to continue to drive solid results across our businesses.”

The results reported today for fiscal 2005’s fourth fiscal quarter compare to fiscal 2004’s fourth quarter net income of $75.3 million, or $1.13 per share. Included in the fiscal 2004 fourth quarter net income was a non-recurring recovery of $23.8 million, or $14.8 million net of tax, or $0.22 per share, attributable to recoveries under a business interruption insurance policy related to the October 2002 recall of certain deli meats by the Company. Also included in the quarter’s results were turkey restructuring and related charges of $8.2 million, or $5.1 million net of tax, or $0.08 per share. Excluding the non-recurring recovery and restructuring related items, fourth quarter earnings were $65.6 million, or $0.99 per share.

The results reported today for fiscal 2005 compare to fiscal 2004’s net income of $128.3 million, or $2.05 per share. Included in the fiscal 2004 earnings were non-recurring recoveries of $24.8 million, or $15.4 million net of tax, or $0.25 per share, attributable to recoveries under a business interruption insurance policy related to the October 2002 recall of certain deli meats by the Company and proceeds from settlements of vitamin and methionine antitrust lawsuits. Also included in the fiscal results were turkey restructuring and related charges in the amount of $72.1 million or $44.3 million net of tax, or $0.71 per share. Excluding the non-recurring recoveries and restructuring related items, fiscal 2004 earnings were $157.2 million, or $2.51 per share.

The Company is providing fiscal fourth quarter and fiscal 2004 and fiscal 2005 annual earnings information excluding non-recurring recoveries and restructuring related items, because it believes some investors may be interested in earnings exclusive of these unusual items.

A conference call to discuss the Company's fourth quarter and full fiscal 2005 financial results will be held at 10:00 a.m. CST (11:00 a.m. EST) on November 7, 2005. To listen live via telephone, call 800-391-2548, verbal pass code Pilgrim’s Pride or VG495227. The call will also be webcast live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68228&eventID=1146228 (Please copy and paste the link into the browser).

Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2:00 p.m. CST on November 7 through November 14 at 800-355-2355 pass code 495227#.

Pilgrim's Pride Corporation is the second-largest poultry producer in the United States and Mexico and the largest chicken producer in Puerto Rico. Pilgrim's Pride employs more than 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, California, Florida, Iowa, Mississippi, Utah and Wisconsin.

Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico.

For more information, please visit www.pilgrimspride.com

Forward-Looking Statements:

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including its outlook for fiscal 2006, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases affecting the production performance and/or marketability of the company's poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our leverage; restrictions imposed by and as a result of, our leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations or the application thereof as well as competitive factors and pricing pressures; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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For further information contact:
 Ray Atkinson
                   Pilgrim's Pride Corporation
      (540) 896-0406

PILGRIM'S PRIDE CORPORATION
News Release
November 7, 2005

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Income
[In thousands, except share and per share amounts]

Three Months Ended	October 1, 2005	October 2, 2004
Net Sales	$1,482,668	$1,486,454
Costs and Expenses
Cost of sales	1,281,863	1,291,321
Cost of sales - restructuring	--	8,178
Non-recurring recoveries	--	(23,815)
Selling, general and administrative	80,956	74,892
	1,362,819	1,350,576
Operating Income	119,849	135,878

Other Expense (Income):
Interest expense	10,347	13,687
Interest income	(279)	(2,216)
Foreign exchange gain	(54)	(123)
Miscellaneous, net	491	3,223
Total other expenses, net	10,505	14,571

Income before income taxes	109,344	121,307
Income tax expense	34,616	46,017
Net Income	$74,728	$75,290

Net income per common share
-basic and diluted	$1.12	$1.13
Dividends declared per common share	$0.015	$0.015
Weighted average shares outstanding	66,555,733	66,555,733

Fiscal Year Ended	October 1, 2005	October 2, 2004
Net Sales	$5,666,275	$5,363,723
Costs and Expenses
Cost of sales	4,921,076	4,794,415
Cost of sales - restructuring	--	64,160
Non-recurring recoveries	--	(23,891)
Selling, general and administrative	309,387	255,802
Other restructuring charges	--	7,923
	5,230,463	5,098,409
Operating Income	435,812	265,314

Other Expense (Income):
Interest expense	51,047	55,943
Interest income	(7,115)	(3,814)
Foreign exchange (gain) loss	(474)	205
Miscellaneous, net	(11,169)	4,445
Total other expenses, net	32,289	56,779

Income before income taxes	403,523	208,535
Income tax expense	138,544	80,195
Net Income	$264,979	$128,340

Net income per common share
-basic and diluted	$3.98	$2.05
Dividends declared per common share	$0.06	$0.06
Weighted average shares outstanding	66,555,733	62,646,692

PILGRIM'S PRIDE CORPORATION
News Release
November 7, 2005

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
[In thousands]

	October 1, 2005	October 2, 2004
ASSETS
Cash	$132,567	$38,165
Other current assets	869,296	979,063
Total current assets	1,001,863	1,017,228
Other Assets	358,390	50,086
Property, Plant and Equipment, net	1,154,097	1,178,675

Total Assets	$2,514,350	$2,245,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$8,603	$8,428
Other current liabilities	588,849	625,074
Total Current Liabilities	597,452	633,502
Long-Term Debt, Less Current Maturities	518,863	535,866
Deferred Income Taxes	173,042	152,455
Minority Interest in Subsidiary	1,395	1,210
Total Stockholders' Equity	1,223,598	922,956

Total Liabilities and Stockholders’ Equity	$2,514,350	$2,245,989

PILGRIM'S PRIDE CORPORATION
News Release
November 7, 2005

Selected Financial Information (in thousands)
(Unaudited)

Note: “EBITDA” is defined as the sum of the net income (loss) before interest, taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. EBITDA is calculated as follows:

Three Months Ended	October 1, 2005	October 2, 2004
Net Income	$74,728	$75,290
Add:
Income tax expense	34,616	46,017
Interest expense, net	10,068	11,471
Depreciation and amortization	40,681	25,668
Minus:
Amortization of capitalized financing costs	581	440

EBITDA (a)	$159,512	$158,006

Capital expenditures	$26,439	$23,805

Fiscal Year Ended	October 1, 2005	October 2, 2004
Net Income	$264,979	$128,340
Add:
Income tax expense	138,544	80,195
Interest expense, net	43,932	52,129
Depreciation and amortization	134,944	113,788
Minus:
Amortization of capitalized financing costs	2,321	1,951

EBITDA (c)(b)	$580,078	$372,501

Capital expenditures	$116,588	$79,642

Other Data:	October 1, 2005	October 2, 2004
Current maturities of long-term debt	$8,603	$8,428
Long-term debt	518,863	535,866

Total Debt	$527,466	$544,294

(a)
Included in the three month period ended October 2, 2004 EBITDA results were Cost of sales- restructuring related amounts of $8.2 million associated with the sale of the Company’s Hinton, Virginia, turkey operations. Also included in these results was a non-recurring recovery of $23.8 million, attributable to recoveries under a business interruption insurance policy related to the October 2002 recall of certain deli meats by the Company.

(b)
Included in the fiscal year ended October 2, 2004 EBITDA results were Cost of sales-restructuring related amounts and Other restructuring charges of $64.2 million and $7.9 million, respectively, associated with sale of the Company’s Hinton, Virginia, turkey operations in fiscal 2004. Also included in these results were non-recurring recoveries of $24.8 million, attributable to recoveries under a business interruption insurance policy related to the October 2002 recall of certain deli meats by the Company and proceeds from settlements of vitamin and methionine antitrust lawsuits.

(c)
Included in the fiscal year ended October 1, 2005 EBITDA results were $11.7 million associated with a litigation settlement and $5.3 million related to additional proceeds from the final resolution of our 2004 turkey restructuring activities.

PILGRIM'S PRIDE CORPORATION
News Release
November 7, 2005

Pilgrim’s Pride Corporation
Pro forma Financial Information (in thousands except per share amounts)
(Unaudited)

The unaudited pro forma financial information has been presented as if the acquisition of the ConAgra chicken division had occurred as of the beginning of fiscal year 2004.

Three Months Ended	October 2, 2004

Net sales	$1,486,454
Depreciation and amortization	$25,668
Cost of sales-restructuring	$8,178
Operating income	$135,878
Interest expense, net	$11,471
Income tax expense	$46,017
Net income	$75,290
Net income per common share	$1.13

Capital Expenditures	$23,805

Fiscal Year Ended	October 2, 2004

Net sales	$5,824,515
Depreciation and amortization	$120,833
Cost of sales-restructuring	$64,160
Other restructuring charges	$7,923
Operating income	$290,826
Interest expense, net	$56,500
Income tax expense	$89,054
Net income	$142,797
Net income per common share	$2.15

Capital Expenditures	$83,571

PILGRIM'S PRIDE CORPORATION
News Release
November 7, 2005

Pilgrim's Pride Corporation
Non-GAAP Reconciliation
(In millions except per share data)
(Unaudited)

Three Months Ended	October 1, 2005	October 2, 2004

Net Income	$74.7	$75.3
Less: Non-recurring recoveries (net of tax)	--	14.8
Net income excluding non-recurring recoveries	74.7	60.5
Plus: Turkey restructuring and related charges (net of tax)	--	5.1

Net income adjusted for unusual items	$74.7	$65.6

Per Share Amount
Net Income	$1.12	$1.13
Less: Non-recurring recoveries (net of tax)	--	0.22
Net income excluding non-recurring recoveries	1.12	0.91
Plus: Turkey restructuring and related charges (net of tax)	--	0.08

Net income adjusted for unusual items	$1.12	$0.99

Fiscal Year Ended	October 1, 2005	October 2, 2004

Net Income	$265.0	$128.3
Less: Non-recurring recoveries (net of tax)	--	15.4
Net income excluding non-recurring recoveries	265.0	112.9
Plus: Turkey restructuring and related charges (net of tax)	(3.3)	44.3
Less: Litigation Settlements	(7.5)	--

Net income adjusted for unusual items	$254.2	$157.2

Per Share Amount
Net Income	$3.98	$2.05
Less: Non-recurring recoveries (net of tax)	--	0.25
Net income excluding non-recurring recoveries	3.98	1.80
Plus: Turkey restructuring and related charges (net of tax)	(0.05)	0.71
Less: Litigation Settlements	(0.11)	--

Net income adjusted for unusual items	$3.82	$2.51